EXHIBIT 23



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           As independent public accountants, we hereby consent to the incorporation of our report dated August 15, 1997, included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-56689, relating to the Dividend Reinvestment and Stock Purchase Plan of the Company.


                                       Arthur Andersen LLP



     Louisville, Kentucky
     September 11, 1997